Exhibit 99.1

              Mace Security International, Inc. Reports Receipt of
                       Non-Compliance Notice from Nasdaq

     MOUNT LAUREL, N.J.--(BUSINESS WIRE)--April 23, 2007--Mace Security International, Inc. ("Company") (Nasdaq:MACE), today announced that on April 18, 2007, it received a Nasdaq Staff Determination that the Company was not in compliance with Marketplace Rule 4310c(14) regarding the requirement to file with The Nasdaq Stock Market all documents required to be filed with the Securities Exchange Commission. As the Company disclosed in its Form 12b-25 filed on April 2, 2007, the Company's Annual Report on Form 10-K for the year ended December 31, 2006 ("2006 10-K") was not able to be filed by April 2, 2007. The Company has also not been able to file the 2006 10-K within the fifteen day extension permitted by Rule 12b-25. The failure to file by the 2006 10-K by April 16, 2007 has resulted in the non-compliance with Marketplace Rule 4310c(14).

     The non-compliance with Marketplace Rule 4310c(14) makes the Company's common stock subject to being delisted from The Nasdaq Stock Market. In accordance with the procedures of The Nasdaq Stock Market, on April 19, 2007, the Company requested a hearing before the Nasdaq Listing Qualifications Panel ("Panel") to request an exception to its non-compliance with Marketplace Rule 4310c(14). By operation of Marketplace Rule 4805(a), the Company's hearing request automatically stayed the delisting of its common stock pending the Panel's review and determination. There can be no assurance that the Panel will grant the Company's request for an exception that will allow continued listing of the common stock. Until a determination is made by the Panel, an indicator will be added to the Company's trading symbol noting the Company's non-compliance.

     As previously disclosed in the Form 12b-25 filed on April 2, 2007, during the process of completing its consolidated financial statements for the fiscal year ended December 31, 2006, the Company identified certain un-reconciled accounts and accounting errors made by local staff accounting personnel at a single operating location within the Company's security segment business. The accounting errors were identified by management as part of the process of the Company closing its books. The Company is in the process of correcting the accounting errors and its auditors are in the process of conducting the year end 2006 audit. The Company hopes to file the 2006 10-K on or before the hearing date for the appeal.

     The hearing date for the Company's appeal to the Panel has been scheduled for May 24, 2007. The Company will request the Panel to grant an exception to the non-compliance with Marketplace Rule 4310c(14), based on the filing being delayed due to the necessary investigation into and correction of the accounting errors. It is within the Panel's authority under Marketplace Rule 4802 to grant an exception to the non-compliance for a period not to exceed the earlier of 90 days from the Panel's decision or 180 days from the Nasdaq Staff Determination, made on April 18, 2007.

     Mace Security International, Inc. is a manufacturer of electronic surveillance and personal defense products, and an owner and operator of car and truck wash facilities. Information about Mace and becoming a Mace Authorized Dealer is available at www.mace.com. The Company's consumer e-commerce web site is www.macecatalog.com.

     Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intend to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on Mace and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect Mace's financial performance and could cause Mace's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained under the heading "Risk Factors" in Mace's SEC filings, including its registration statements, and its periodic reports on Form 10-K and Form 10-Q. This press release should be read in conjunction with the financial statements and notes contained in Mace's annual reports on Form 10-K and quarterly reports on Form 10-Q.


     CONTACT: Mace Security International, Inc.
              Eduardo Nieves, Jr., Vice President, Marketing & IR
              954-449-1313
              www.mace.com